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                                                                     EXHIBIT 5.2


                             RAY, QUINNEY & NEBEKER
                            PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                           1400 Beneficial Life Tower
                              36 South State Street
                                 P.O. Box 45385
                         Salt Lake City, Utah 84145-0385
                            Telephone: (801) 532-1500
                            Facsimile: (801) 532-7543

A. ROBERT THORUP                                     DIRECT LINE: (801) 323-3359
                                                        EMAIL: RTHORUP@RQN.COM



                               September 29, 2004



IASIS Healthcare LLC
Seaboard Development, LLC
117 Seaboard Lane, Building E
Franklin, Tennessee 37067

         Re: Offer to Exchange up to $475,000,000 of 8 3/4% Senior Subordinated Notes Due 2014, as registered securities under the Securities Act of 1933, as amended (the "Securities Act"), for up to $475,000,000 of 8 3/4% Senior Subordinated Notes Due 2014, which are now restricted securities under the Securities Act - Registration Statement on Form S-4 (File No. 333-117362)

Ladies and Gentlemen:

         We have acted as special Utah counsel to Seaboard Development, LLC (the "Company"), a limited liability company organized and existing under the laws of the State of Utah and a wholly owned subsidiary of IASIS Healthcare LLC, a Delaware limited liability company ("IASIS"), in connection with the public offering of up to $475,000,000 of 8 3/4% Senior Subordinated Notes Due 2014 of IASIS and IASIS Capital Corporation, a Delaware Corporation (the "New Notes") which are to be guaranteed on an unsecured senior subordinated basis pursuant to guarantees (the "Guarantees") by certain wholly owned subsidiaries of IASIS, including the Company (the Guarantee of the Company is referred to herein as the "Utah Guarantee"), as set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors").

         We are informed that the New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the issued and outstanding 8 3/4% Senior Subordinated Notes Due 2014 of IASIS and IASIS Capital Corporation (the "Old Notes"), as contemplated by the Registration Rights Agreement, dated as of June 22, 2004 (the "Registration Rights Agreement"), by and



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IASIS Healthcare LLC
Seaboard Development, LLC
September 29, 2004
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among IASIS, the Guarantors and Banc of America Securities LLC, Citigroup,
Goldman, Sachs & Co., Lehman Brothers and Merrill Lynch & Co., as the initial purchasers of the Old Notes. We are informed that the Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of June 22, 2004, by and among IASIS, the Guarantors and The Bank of New York Trust Company, N.A., as Trustee (the "Trustee"), as supplemented by a Supplemental Indenture, dated as of June 30, 2004, (such Indenture, as supplemented to date, being hereinafter referred to as the "Indenture").

         We have not taken any action to independently verify the above information, and are acting solely in reliance upon the information contained in the documents provided to us by IASIS as to the accuracy of the forgoing information.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined copies, certified or otherwise identified to our satisfaction, of (i) an executed copy of the Indenture; (ii) an executed copy of the Guarantee to which the Company is a party (the "Utah Guarantee"); (iii) the Articles of Organization of the Company, as amended and filed with the State of Utah Department of Commerce, Division of Corporations and Commercial Code; (iv) the Operating Agreement of the Company, as currently amended and in effect; and (v) certain resolutions adopted by written consent of the Sole Member of the Company relating to, among other things, the above described security exchange offer, the Indenture and related matters.

         We have also examined copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate, as a basis for our opinions set forth herein.

         In our examination, we have assumed the genuineness and authenticity of all signatures on original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents, where authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to any fact material to this opinion which we




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IASIS Healthcare LLC
Seaboard Development, LLC
September 29, 2004
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did not independently establish or verify, we have relied upon statements and representations of IASIS and the Company and their respective officers and other representatives and of public officials.

         In rendering the opinion expressed below, we have assumed, without any independent investigation or verification of any kind, that:

         (1) except as provided in paragraph 4, below, each of the Indenture, the Notes, the Utah Guarantee and the Registration Rights Agreement has been duly authorized, executed and delivered by each party thereto; and

         (2) each of the Indenture, the Notes, the Utah Guarantee and the Registration Rights Agreement constitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

         Members of this firm are admitted to the Bar of the State of Utah and we express no opinion as to the laws of the United States or any other jurisdiction other than the laws of the State of Utah. We express no opinion as to whether the laws of any jurisdiction other than Utah apply, and no opinion to the extent that the laws of any jurisdiction other Utah are applicable to the subject matter hereof. We also express no opinion regarding any securities laws.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth therein, we are of the opinion that:

         1. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Utah.

         2. The Company has the power and authority to execute, deliver and perform all of its obligations under the Indenture and the Utah Guarantee.

         3. The execution and delivery of each of the Indenture and the Utah Guarantee and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Company.



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IASIS Healthcare LLC
Seaboard Development, LLC
September 29, 2004
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         4. The execution and delivery by the Company of the Indenture and the
         Utah Guarantee and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a breach or default under the Articles of Organization or Operating Agreement of the Company.


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission ("the Commission") as an exhibit to the Registration Statement on Form S-4. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                         Very truly yours,

                                         /s/ RAY QUINNEY & NEBEKER

                                         A. R. Thorup
                                         By: A. Robert Thorup
                                         For the Firm

















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IASIS Healthcare LLC
Seaboard Development, LLC
September 29, 2004
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Schedule I

                               LIST OF GUARANTORS

Arizona Diagnostic & Surgical Center, Inc., a Delaware corporation Baptist Joint Venture Holdings, Inc., a Delaware corporation
Beaumont Hospital Holdings, Inc., a Delaware corporation
Biltmore Surgery Center, Inc., an Arizona corporation
Biltmore Surgery Center Holdings, Inc., a Delaware corporation Brookwood Diagnostic Center of Tampa, Inc., a Delaware corporation CliniCare of Texas, Inc., a Delaware corporation
CliniCare of Utah, Inc., a Delaware corporation
Davis Hospital Holdings, Inc., a Delaware corporation
Davis Surgical Center Holdings, Inc., a Delaware corporation DecisonPoint Services, Inc., a Delaware corporation
First Choice Physicians Network Holdings, Inc., a Delaware corporation IASIS Finance, Inc., a Delaware corporation
IASIS Finance Texas Holdings, LLC, a Delaware limited liability company IASIS Healthcare Holdings, Inc., a Delaware corporation
IASIS Hospital Nurse Staffing Company, a Delaware corporation
IASIS Management Company, a Delaware corporation
IASIS Physician Services, Inc., a Delaware corporation
IASIS Transco, Inc., a Delaware corporation
Jordan Valley Hospital Holdings, Inc.., a Delaware corporation
MCS/AZ, Inc., a Delaware corporation
Memorial Hospital of Tampa, LP, a Delaware limited partnership
Mesa General Hospital, LP, a Delaware limited partnership
Metro Ambulatory Surgery Center, Inc., a Delaware corporation
North Vista Hospital, Inc., a Delaware corporation
Palms of Pasadena Homecare, Inc., a Delaware corporation
Palms of Pasadena Hospital, LP, a Delaware limited partnership
Pioneer Valley Health Plan, Inc., a Delaware corporation
Pioneer Valley Hospital, Inc., a Delaware corporation
Rocky Mountain Medical Center, Inc., a Delaware corporation
Salt Lake Regional Medical Center, Inc., a Delaware corporation Seaboard Development LLC, a Delaware limited liability company Southridge Plaza Holdings, Inc., a Delaware corporation
Southwest General Hospital, LP, a Delaware limited partnership
SSJ St. Petersburg Holdings, Inc., a Delaware corporation
St. Luke's Behavioral Hospital, LP, a Delaware limited partnership
St. Luke's Medical Center, LP, a Delaware limited partnership
Tampa Bay Staffing Solutions, Inc., a Delaware corporation
Tempe St. Luke's Hospital, LP, a Delaware limited partnership
Town & Country Hospital, LP, a Delaware limited partnership